THE SOMERSET GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
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
                                           September 30,   December 31,    September 30
ASSETS                                         1997               1996            1996
Current assets
   Cash and cash equivalents                  $432,000      $1,060,000        $587,000
   Short term investments                    5,204,000       4,724,000       4,636,000
   Accounts, notes and other receivables
      less allow. for doubtful accounts        103,000         187,000         355,000
   Prepaid expenses                             31,000          13,000          43,000
   Refundable income taxes                     104,000                             --
                                             ---------       ---------       ---------
        Total current assets                 5,874,000       5,984,000       5,621,000
                                             ---------       ---------       ---------
Investments
   First Indiana Corporation (market values
      of $53,792,000, $48,470,000 and
      $44,393,000)                          31,500,000      29,746,000     $28,944,000
                                             ---------       ---------      ----------

Office furniture and equipment                 295,000         226,000         213,000
   Goodwill, net of accum. amortization        115,000          86,000          78,000
                                               -------         -------         -------
                                               180,000         140,000         135,000
                                               -------         -------         -------
Other assets
   Notes receivable                            606,000         740,000         748,000
   Goodwill, Net of amortization             1,154,000       1,142,000       1,158,000
   Other                                       523,000         460,000         460,000
                                             ---------       ---------       ---------
                                             2,283,000       2,342,000       2,366,000
                                            ----------      ----------      ----------

Total Assets                               $39,837,000     $38,212,000     $37,066,000
                                            ==========      ==========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Trade accounts payable                      $17,000         $37,000         $39,000
   Accrued compensation                         15,000          64,000          78,000
   Taxes, other than income taxes               30,000           9,000          15,000
   Income taxes                                                 16,000          36,000
   Other accrued expenses                       33,000          23,000         156,000
                                                ------         -------         -------
      Total current liabilities                 95,000         149,000         324,000
                                               -------         -------         -------

Deferred income taxes                        7,532,000       6,827,000       6,372,000
                                             ---------       ---------       ---------

Shareholders' equity
   Common stock without par value, authorized
   4,000,000 shares, issued 2,858,218 share  1,829,000       1,829,000       1,829,000
   Capital in excess of stated value         5,199,000       5,181,000       5,021,000
   Unrealized losses on short-term investments
       net of deferred income taxes             (7,000)                        (15,000)
   Retained earnings                        27,140,000      25,962,000      25,271,000
                                            ----------      ----------      ----------
                                            34,161,000      32,972,000      32,106,000
   Less 293,833, 303,165 and 303,165
     treasury shares, at cost                1,951,000       1,736,000       1,736,000
                                            ----------      ----------      ----------
        Total shareholders' equity          32,210,000      31,236,000      30,370,000
                                            ----------      ----------      ----------

Liabilities and Shareholders' Equity       $39,837,000     $38,212,000     $37,066,000
                                            ==========      ==========      ==========
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See accompanying Notes to Consolidated Financial Statements
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